CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236651 on Form S-6 of our report dated April 3, 2020, relating to the financial statements of FT 8627, comprising International Capital Strength Portfolio, Series 46 and SMid Capital Strength Portfolio, Series 46, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 3, 2020